Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Fiscal Third Quarter 2025 Financial Highlights:

•Net sales of $397.6 million
•Net income of $16.6 million; 4.2% of net sales
•GAAP EPS of $1.09; adjusted EPS of $1.05
•Adjusted EBITDA of $38.4 million; 9.7% of net sales
•Cash provided by operating activities of $11.0 million; free cash flow of $1.4 million
•Repurchased 132,075 shares for $12.6 million

Fiscal 2025 First Nine Months Financial Highlights:

•Net sales of $1,309.2 million
•Net income of $73.9 million; 5.6% of net sales
•GAAP EPS of $4.79; adjusted EPS of $5.28
•Adjusted EBITDA of $161.5 million; 12.3% of net sales
•Cash provided by operating activities of $63.7 million; free cash flow of $31.5 million
•Repurchased 752,412 shares for $69.1 million

WINCHESTER, Virginia (February 27, 2025) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third fiscal quarter ended January 31, 2025.

“Despite performance that was below our expectations for the quarter, our teams continue to execute and have built a platform to deliver profitable growth when macroeconomic conditions improve. The quarter was impacted by softer demand in the remodel market and a decline in new construction single family activity as inventories were reduced,” said Scott Culbreth, President and CEO. “Demand trends are expected to remain challenging, and our outlook is for a mid-single digit decline in net sales for the full fiscal year and an Adjusted EBITDA range of $210 million to $215 million.”

Third Quarter Results

Net sales for the third quarter of fiscal 2025 decreased $24.5 million, or 5.8%, to $397.6 million compared with the same quarter last fiscal year. Net income was $16.6 million ($1.09 per diluted share and 4.2% of net sales) compared with $21.2 million ($1.32 per diluted share and 5.0% of net sales) last fiscal year. Net income decreased $4.7 million due to lower net sales, increasing supply chain costs, and restructuring charges totaling $0.5 million related to a reduction in force implemented during the second quarter and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025, partially offset by the roll-off of acquisition-related intangible asset amortization and lower year-over-year incentive compensation. Adjusted EPS per diluted share was $1.05 for the third quarter of fiscal 2025 compared with $1.561 last fiscal year. Adjusted EBITDA for the third quarter of fiscal 2025 decreased $12.2 million, or 24.0%, to $38.4 million, or 9.7% of net sales, compared with $50.6 million, or 12.0% of net sales, last fiscal year.

During January 2025, the Company's Board approved the closure and eventual disposal of its manufacturing plant located in Orange, Virginia. The Company expects to incur total pre-tax restructuring costs of $6.0 million to $8.5 million related to the closing of the plant. The restructuring costs consist of employee severance and separation costs of approximately $2.0 million to $2.5 million, and charges for relocation and disposal of property and equipment and other administrative costs of approximately $4.0 million to $6.0 million. The Company expects to recognize substantially all of these costs during fiscal 2025.

1During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

AMWD Announces Third Quarter Results

February 27, 2025

First Nine Months of Fiscal 2025 Results

Net sales for the first nine months of fiscal 2025 decreased $85.0 million, or 6.1%, to $1,309.2 million compared with the same period of the prior fiscal year. Net income was $73.9 million ($4.79 per diluted share and 5.6% of net sales) compared with $89.4 million ($5.46 per diluted share and 6.4% of net sales) in the same period of the prior fiscal year. Net income for the first nine months of fiscal 2025 decreased $15.5 million due to lower net sales, manufacturing volume deleverage in our new locations in Hamlet, North Carolina, and Monterrey, Mexico, increasing supply chain costs, unfavorable mark-to-market adjustment on our foreign currency hedging instruments, and restructuring charges totaling $1.7 million related to a reduction in force implemented during the second quarter and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025, partially offset by the roll-off of acquisition-related intangible asset amortization, which ended in the third quarter of the prior fiscal year, non-recurring pre-tax charge related to the plywood case last fiscal year, and lower year-over-year incentive compensation. Adjusted EPS per diluted share was $5.28 for the first nine months of fiscal 2025 compared with $6.811 in the same period of the prior fiscal year. Adjusted EBITDA for the first nine months of fiscal 2025 decreased $36.6 million, or 18.5%, to $161.5 million, or 12.3% of net sales, compared to $198.1 million, or 14.2% of net sales, for the same period of the prior fiscal year.

Balance Sheet & Cash Flow

As of January 31, 2025, the Company had $43.5 million in cash plus access to $314.2 million of additional availability under its revolving credit facility. Also, as of January 31, 2025, the Company had $198.8 million in term loan debt and $173.4 million drawn on its revolving credit facility.

Cash provided by operating activities for the first nine months of fiscal 2025 was $63.7 million and free cash flow totaled $31.5 million.

The Company repurchased 132,075 shares, or approximately 1.0% of shares outstanding, for $12.6 million during the third quarter of fiscal 2025, and 752,412 shares, or approximately 5.0% of shares outstanding, for $69.1 million during the first nine months of fiscal 2025. As of January 31, 2025, $145.4 million remained available from the amount authorized by the Board to repurchase the Company's common stock.

Fiscal 2025 Financial Outlook

For fiscal 2025 (which includes the now completed first nine months) the Company expects:

•Mid single-digit decline in net sales year-over-year
•Adjusted EBITDA in the range of $210 million to $215 million

“The Company has delivered resilient performance during this period of declining volumes and macroeconomic headwinds. Our team has laid a solid foundation in all our functions that will position the company for profitable growth once our volumes return,” stated Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “We have been, and continue to remain, committed to our capital investment strategy for the company and will continue driving returns for our shareholders as shown by repurchasing 5.0% of our shares outstanding during the first nine months of fiscal 2025.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,600 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

AMWD Announces Third Quarter Results

February 27, 2025

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2025	2024	2025	2024

Net sales	$397,580	$422,102	$1,309,190	$1,394,224
Cost of sales & distribution	337,816	341,162	1,070,849	1,100,516
Gross profit	59,764	80,940	238,341	293,708
Sales & marketing expense	19,537	21,945	65,612	68,990
General & administrative expense	18,632	31,116	60,371	101,746
Restructuring charges, net	520	—	1,653	(198)
Operating income	21,075	27,879	110,705	123,170
Interest expense, net	2,816	1,932	7,554	6,322
Other expense (income), net	(1,457)	(2,498)	8,485	(523)
Income tax expense	3,145	7,218	20,776	27,953
Net income	$16,571	$21,227	$73,890	$89,418

Earnings Per Share:
Weighted average shares outstanding - diluted	15,159,442	16,124,198	15,430,164	16,380,756

Net income per diluted share	$1.09	$1.32	$4.79	$5.46

AMWD Announces Third Quarter Results

February 27, 2025

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31,	April 30,
	2025	2024

Cash & cash equivalents	$43,484	$87,398
Customer receivables, net	112,759	117,559
Inventories	179,138	159,101
Income taxes receivable	18,056	14,548
Prepaid expenses and other	26,283	24,104
Total current assets	379,720	402,710
Property, plant and equipment, net	249,660	272,461
Operating lease right-of-use assets	135,683	126,383
Goodwill, net	767,612	767,612
Other long-term assets, net	57,561	24,699
Total assets	$1,590,236	$1,593,865

Current maturities of long-term debt	$8,067	$2,722
Short-term lease liability - operating	33,802	27,409
Accounts payable & accrued expenses	147,452	165,595
Total current liabilities	189,321	195,726
Long-term debt, less current maturities	367,277	371,761
Deferred income taxes	—	5,002
Long-term lease liability - operating	109,552	106,573
Other long-term liabilities	4,522	4,427
Total liabilities	670,672	683,489
Stockholders' equity	919,564	910,376
Total liabilities & stockholders' equity	$1,590,236	$1,593,865

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31,
	2025	2024

Net cash provided by operating activities	$63,687	$187,433
Net cash used by investing activities	(32,192)	(55,713)
Net cash used by financing activities	(75,409)	(75,623)
Net (decrease) increase in cash and cash equivalents	(43,914)	56,097
Cash and cash equivalents, beginning of period	87,398	41,732

Cash and cash equivalents, end of period	$43,484	$97,829

AMWD Announces Third Quarter Results

February 27, 2025

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition"), (2) restructuring charges, net, (3) net gain/loss on debt modification, (4) stock-based compensation expense, (5) gain/loss on asset disposals, and (6) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition, (2) restructuring charges, net, (3) the amortization of customer relationship intangibles, (4) net gain/loss on debt modification, (5) change in fair value of foreign exchange forward contracts, and (6) the tax benefit of RSI acquisition expenses, restructuring charges, the net gain/loss on debt modification, the amortization of customer relationship intangibles, and the change in fair value of foreign exchange forward contracts. The amortization of intangible assets is driven by the RSI acquisition. Management has determined that excluding amortization of intangible assets and change in fair value of foreign exchange forward contracts from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability.

During the second quarter of fiscal 2025, the Company changed its definition of Adjusted EPS per diluted share to exclude the change in fair value of foreign exchange forward contracts to be consistent with its definition of Adjusted EBITDA.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces Third Quarter Results

February 27, 2025

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands)	2025	2024	2025	2024

Net income (GAAP)	$16,571	$21,227	$73,890	$89,418
Add back:
Income tax expense	3,145	7,218	20,776	27,953
Interest expense, net	2,816	1,932	7,554	6,322
Depreciation and amortization expense	14,583	12,349	40,851	35,741
Amortization of customer relationship intangibles	—	7,610	—	30,444
EBITDA (Non-GAAP)	$37,115	$50,336	$143,071	$189,878
Add back:
Acquisition related expenses (1)	—	7	—	47
Restructuring charges, net (2)	520	—	1,653	(198)
Net loss on debt modification	—	—	364	—
Change in fair value of foreign exchange forward contracts (3)	(1,418)	(2,342)	8,266	(241)
Stock-based compensation expense	2,141	2,784	7,946	7,186
Loss on asset disposal	87	(170)	229	1,423
Adjusted EBITDA (Non-GAAP)	$38,445	$50,615	$161,529	$198,095

Net Sales	$397,580	$422,102	$1,309,190	$1,394,224
Net income margin (GAAP)	4.2%	5.0%	5.6%	6.4%
Adjusted EBITDA margin (Non-GAAP)	9.7%	12.0%	12.3%	14.2%

(1) Acquisition related expenses are comprised of expenses related to the RSI acquisition.
(2) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023, the reduction in force implemented in the second quarter of fiscal 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Third Quarter Results

February 27, 2025

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands, except share data)	2025	2024	2025	2024

Net income (GAAP)	$16,571	$21,227	$73,890	$89,418
Add back:
Acquisition and restructuring related expenses	—	7	—	47
Restructuring charges, net	520	—	1,653	(198)
Net loss on debt modification	—	—	364	—
Change in fair value of foreign exchange forward contracts (1)	(1,418)	(2,342)	8,266	(241)
Amortization of customer relationship intangibles	—	7,610	—	30,444
Tax benefit of add backs	221	(1,402)	(2,653)	(7,844)
Adjusted net income (Non-GAAP)	$15,894	$25,100	$81,520	$111,626

Weighted average diluted shares (GAAP)	15,159,442	16,124,198	15,430,164	16,380,756

EPS per diluted share (GAAP)	$1.09	$1.32	$4.79	$5.46
Adjusted EPS per diluted share (Non-GAAP)	$1.05	$1.56	$5.28	$6.81

(1) Change in fair value of foreign exchange forward contracts was excluded from Adjusted EPS per diluted share beginning in the second quarter of fiscal 2025 to be consistent with the Company's definition of Adjusted EBITDA. Prior period amounts have been adjusted to conform to current period presentation.

Free Cash Flow

	Nine Months Ended
	January 31,
	2025	2024

Net cash provided by operating activities	$63,687	$187,433
Less: Capital expenditures (1)	32,197	55,736
Free cash flow	$31,490	$131,697

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Third Quarter Results

February 27, 2025

Net Leverage

Twelve Months Ended
January 31,
(in thousands)	2025

Net income (GAAP)	$100,689
Add back:
Income tax expense	28,575
Interest expense, net	9,440
Depreciation and amortization expense	53,448
EBITDA (Non-GAAP)	$192,152
Add back:
Restructuring charges, net (1)	1,653
Net loss on debt modification	364
Change in fair value of foreign exchange forward contracts (2)	10,050
Stock-based compensation expense	11,442
Loss on asset disposal	548
Adjusted EBITDA (Non-GAAP)	$216,209

As of
January 31,
2025
Current maturities of long-term debt	$8,067
Long-term debt, less current maturities	367,277
Total debt	375,344
Less: cash and cash equivalents	(43,484)
Net debt	$331,860

Net leverage (3)	1.53

(1) Restructuring charges, net are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023, the reduction in force implemented in the second quarter of fiscal 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(2) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(3) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2025.

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